Employment Contract Applicable to the Enterprise in Fujian Province

Party A (Employer)	Name : Hongri (Fujian) Sporting Goods Co., Ltd

Domicile: Xinfengge Building Yupu Industry Park, Baogai Town, Shishi City, Fujian Province

Legal Representative or Principal (Proxy thereof): [ ]

Party B (Employee)	Name: [ ]

Gender: [ ]

Current Domicile: [ ]

Registered Residence: [ ]

ID (or other eligible equivalent) No.: [ ]

Based on the fair and voluntary negotiation and pursuant to the Employment Contract Law of the People’s Republic of China, and other relevant laws, regulations and rules, the Parties enter into this Employment Contract (the “Contract”), and collectively comply with the terms and conditions as below under this Contract.

I.	Term

	1.	At the Parties option, the [insert the item number as specified as below] model specified under this section as below will be applicable to the term of this Contract:

		(1)	Fixed Term: the term of this Contract is from [mm/dd/yy] to [mm/dd/yy].

		(2)	Non-fixed Term: the term of this Contract is from [mm/dd/yy] to the occurrence of certain condition for expiration.

		(3)	Term Applicable to Complete Certain Assignment: the term of this Contract is from [mm/dd/yy] to the completion of certain assignment.

The probationary period amid the term of this Contract is from [mm/dd/yy] to [mm/dd/yy] , a period of [insert the number] day(s).

II.	Position and Working Place

2.

As per the requirement of Party A, Party B agrees to undertake his or her work as [insert the position] at the working place, [insert the place] , designated by Party A. Upon the negotiation and unanimous consent by the Parties, the working place and title can be changed accordingly.

	3.	Party B shall follow the requirement of Party A to complete the workload as much as [insert the number] , with a [insert the standard] quality.

III.	Working Hour(s) and Holiday(s)

	4.	The Parties agree to apply the working hour mechanism as specified in item [insert the item number specified as below] under this section as below:

		(1)	Applying the standardized working hour policy.

		(2)	Applying comprehensive calculating working hour policy.

		(3)	Applying irregular working hour policy.

IV.	Working Protection, Working Condition and Occupational-Danger Protection

5.

Party A shall strictly implement its obligations and liability under the national and local laws, regulations and rules regarding the working protection, via providing necessary working condition and working protectors, establishing and perfecting the production procedure, formulating operational procedure, working rules and working hygienic policy and standard thereof.

6.

If Party B undertakes the work which has a danger in relation to occupational-disease, Party A shall organize the occupational health examination prior to the commencement of , and after the termination of this Contract, in accordance with relevant national regulations and rules, and regular occupational health examination for Party B shall regularly proceeded during the term of this Contract.

7.

Party A shall also be responsible to provide political and ideological education, professional ethics cultivation and training in relation to practice, technology working safety and related regulations and policies.

8.

Party B is entitled to refuse the direction offered by Party A, which is in violation against certain rules and policies, and is eligible to propose criticism and accusation to relevant authorities or agencies when Party A or its management ignores the working safety of Party B.

V.	Remuneration

9.

In the probationary period, the remuneration of Party B is RMB[insert the number] per month (such remuneration during the probationary period shall be no less than minimum remuneration adopted at the same working title or 80% of the remuneration specified in the article 10 under this Contract, and shall be no less than local minimum remuneration adopted in which Party A located).

10.

Upon the expiration of the probationary period, Party A shall, in accordance with its remuneration policy and at Party A’s option, determine that [insert the item number specified as below] will be applied to Party B:

(1)

Pay on Hourly: Party B’s remuneration is constituted of monthly remuneration [insert other form remuneration, if any] , RMB[insert the number] per month. In the event that Party A adjusts the remuneration policy or Party B’s working position, the new remuneration will be duly adopted.

		(2)	Pay on Piece: Party A shall formulate scientific and reasonable remuneration rate standard, the remuneration is RMB[insert the number] per piece.

		(3)	Other remuneration forms as adopted.

11.

Party A shall pay Party B the remuneration in legal money on the first day per month, and shall not deduct or defer such payment without reasonable ground. The remuneration paid by Party A shall not be in violation against the regulation with respect to the national minimum remuneration.

12.

Under the standardized working hour policy, if Party A arranges Party B (i) to extend his or her working hour, no less than 150% of the remuneration shall be paid to Party B; (ii) to extend his or her working hour in his or her reasonable leave and without any recovery to such reasonable leave occupied, no less than 200% of the remuneration shall be paid to Party B; (iii) to extend his or her working hour in public holidays, no less than 300% of the remuneration shall be paid to Party B.

13.

Under collective calculating working hour policy and irregular working hour policy, Party A shall pay 150% of the remuneration if the collectively the working hour arranged by Party A in a month beyond 167.4 hours; If Party A arranges Party B to extend his or her working hour in public holidays, no less than 300% of the remuneration shall be paid to Party B.

VI.	Social Security

14.

Party A shall contribute basic pension, health care insurance, unemployment insurance, work injure insurance and maternity insurance for Party B in accordance with national and local laws, regulations and policies in relation to social security, and the part which shall be contributed by Party B can be deducted by Party A from the remuneration on behalf of Party B.

When the Parties releases or terminates this Contract, Party A shall proceed the formalities regarding the transfer of employee record and social security thereof according to relevant national and local social security laws, regulations and policies, issue certificate for evidence of the release or termination of this Contract, while Party B shall duly proceed the formalities to deliver his or her work.

VII.	Terms Agreed by the Parties

	15.	The Parties agree to add the following terms under this Contract

		(1)	Party A provides extra training which is not specified by any laws and regulations on its expense to Party B: [insert the content].

		(2)	Keeping the business secret in confidential: [insert the content].

		(3)	Supplementary insurance and employee benefit or welfare: [insert the content].

		(4)	Other terms agreed by the Parties: [insert the content].

VIII.	Miscellaneous:

	16.		The modification, release, termination, renew of this Contract shall comply with the national and provincial regulations.

17.

Any unspecified matters beyond this Contract can be otherwise agreed by the Parties, and if any terms future agreed by the Parties are in violation against the national and provincial regulations, such regulations will prevail.

	18.		This Contract has two counterparts, and each of which held by on Party, respectively.

Party A (Seal):

Legal Representative or Principal (Proxy thereof):

(Signature or Seal)	Date:

Party B (Signature):	Date: